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                                                                     Exhibit 5.1



                            LOCKE LIDDELL & SAPP LLP
                              ATTORNEYS & COUNSELORS

2200 ROSS AVENUE                                            (214) 740-8000
SUITE 2200                                                  Fax: (214) 740-8800
DALLAS, TEXAS 75201-6776                                    www.lockeliddell.com
                              AUSTIN - DALLAS - HOUSTON - NEW ORLEANS



                                  April 1, 2005

Bois d'Arc Energy, LLC
600 Travis, Suite 6275
Houston, Texas 77022

Ladies and Gentlemen:

      We have acted as special counsel to Bois d'Arc Energy, LLC, a Nevada limited liability company proposed to be converted into a Nevada corporation named "Bois d'Arc Energy, Inc." (the "Company"), in connection with the preparation and filing of the Registration Statement on Form S-1 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of: (i) up to 13,800,000 shares, including 1,800,000 shares that may be issued upon exercise by the underwriters of their over-allotment options (the "Company Shares"), of the Company's common stock, par value $0.01 per share (the "Common Stock"), to be sold by the Company and the registration of 1,540,000 shares of Common Stock to be sold by certain selling stockholders (the "Selling Stockholder Shares").

      In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable in connection with this opinion, including, without limitation, (i) the Articles of Conversion converting Bois d'Arc Energy, LLC into Bois d'Arc Energy, Inc., including the Plan of Conversion contained therein, to be filed with the Nevada Secretary of State (the "Articles of Conversion"), (ii) the form of the Company's Articles of Incorporation (the "Charter"), (iii) the form of the Company's Bylaws, (iv) the Registration Statement, (v) various resolutions contained in the Company's minute book and (vi) the form of underwriting agreement by and among the Company, the Selling Stockholders named therein and the several underwriters named therein, for whom Raymond James & Associates, Inc. will serve as the representative, which agreement is attached as Exhibit 1.1 to Amendment No. 2 to the Registration Statement (the "Underwriting Agreement").

      In our examination we have assumed (without any independent investigation) the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, the authenticity of originals of such copies and the authenticity of telegraphic or telephonic confirmations of public officials and others. As to
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Bois d'Arc Energy, LLC
April 1, 2005
Page 2


facts material to our opinion, we have relied upon (without any independent investigation) certificates or telegraphic or confirmations of public officials and certificates, documents, statements and other information of the Company or its representatives or officers.

      Based upon, subject to and limited by the foregoing, following the effectiveness of the Registration Statement and the filing and acceptance of the Articles of Conversion with the Nevada Secretary of State converting the Company from a Nevada limited liability company to a Nevada corporation (including the filing and acceptance of the Company's Charter), we are of the opinion that:

      1. The Company Shares will be validly duly authorized, and when issued, delivered and paid for in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid, and non-assessable.

      2. The Selling Stockholder Shares will be duly authorized, validly issued, fully paid, and non-assessable.

      This opinion is being furnished to you for use in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

      We are admitted to the bar in the State of Texas, and we do not express any opinion as to the laws of any other jurisdiction other than the federal laws of the United States of America and the General Corporation Law of the State of Nevada, the statutory provisions of Nevada law, applicable provisions of the Nevada Constitution and reported judicial decisions interpreting those laws, and we express no opinion as to the effect of any other laws on the opinions stated herein. We are not admitted to the practice of law in the State of Nevada and any opinion herein as to the laws of such state are based solely upon the latest unofficial compilation of the corporate statutes and case law of such state available to us.

      The opinions expressed herein are as of the date hereof and are based on the assumptions set forth herein and the laws and regulations currently in effect, and we do not undertake and hereby disclaim any obligation to advise you of any change with respect to any matter set forth herein.

      We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" contained in the prospectus which is part of the Registration Statement. In giving such opinion, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations promulgated thereunder.

                                    Very truly yours,

                                    LOCKE LIDDELL & SAPP LLP


                                    By:   /s/ Jack E. Jacobsen
                                       -----------------------------------------
                                    Name:  Jack E. Jacobsen, Partner